UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 23, 2021

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company	58-0690070
(A Delaware Corporation)
30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, Georgia 30308
(404) 506-5000

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
The Southern Company	Common Stock, par value $5 per share	SO	New York Stock Exchange
The Southern Company	Series 2016A 5.25% Junior Subordinated Notes due 2076	SOJB	New York Stock Exchange
The Southern Company	Series 2017B 5.25% Junior Subordinated Notes due 2077	SOJC	New York Stock Exchange
The Southern Company	2019 Series A Corporate Units	SOLN	New York Stock Exchange
The Southern Company	Series 2020A 4.95% Junior Subordinated Notes due 2080	SOJD	New York Stock Exchange
The Southern Company	Series 2020C 4.20% Junior Subordinated Notes due 2060	SOJE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 23, 2021, the Board of Directors of The Southern Company (“Southern Company”) appointed Daniel S. Tucker, currently Executive Vice President, Chief Financial Officer and Treasurer of Georgia Power Company, to serve as Executive Vice President and Chief Financial Officer of Southern Company, effective September 1, 2021.
Mr. Tucker will succeed Andrew W. Evans, who, on August 23, 2021, announced he will retire from Southern Company, effective December 31, 2021. Mr. Evans will step down as Executive Vice President and Chief Financial Officer of Southern Company, effective September 1, 2021, and will continue employment as a senior advisor to the Chief Executive Officer of Southern Company through his retirement on December 31, 2021. Mr. Evans will also be appointed to the Board of Directors of Georgia Power Company, effective January 1, 2022, and will receive the standard compensation provided to non-employee directors of Georgia Power Company, consisting of an annual cash retainer of $84,000 and an annual stock retainer of $66,000, payable in shares of Southern Company common stock.
In connection with his retirement, Mr. Evans entered into a consulting agreement with Southern Company Services, Inc. (“SCS”) dated August 23, 2021 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Evans will serve as a consultant to SCS from January 1, 2022 to December 31, 2023. Under the terms of the Consulting Agreement, SCS will pay Mr. Evans $250,000 in cash for each year of his consulting services. Mr. Evans will not be entitled to any equity compensation under the Consulting Agreement. The Consulting Agreement also provides that the individual performance goal component for Mr. Evans’ 2021 annual incentive compensation will be deemed achieved at no less than 100% of target. If Mr. Evans’ services with SCS are terminated by SCS without cause, or if Mr. Evans dies or becomes disabled, Mr. Evans will receive any unpaid compensation that he would have otherwise received under the Consulting Agreement for its full term (including any unpaid base salary or annual incentive compensation for 2021). The foregoing description of the Consulting Agreement does not purport to be complete and is qualified by reference to the full text of the Consulting Agreement, a copy of which will be filed as an exhibit to Southern Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021.
Mr. Tucker, 51, has served as Executive Vice President, Chief Financial Officer and Treasurer of Georgia Power Company since January 2021. Previously, Mr. Tucker served as Executive Vice President, Chief Financial Officer and Treasurer of Southern Company Gas from January 2019 through January 2021 and Treasurer of Southern Company from October 2015 through January 2019.
Effective September 1, 2021, Mr. Tucker’s base salary will be $675,000 per year and his annual incentive compensation target will be 80% of base salary. Effective for 2022 compensation, Mr. Tucker’s annual long-term equity incentive compensation target will be 275% of base salary.
Ms. Chelsea E. Tucker, the spouse of Mr. Tucker, is employed by Georgia Power Company and, for the year ended December 31, 2020, received total compensation of approximately $135,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2021	THE SOUTHERN COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary
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